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                                                           EXHIBIT 10(c)


                                                 August 1, 1996

    At a meeting of the Board of Directors held on July 31, 1996, the following action was taken:

    WHEREAS, the Company has adopted the Oneida Ltd. 1987 Stock Option Plan ("Plan"); and,

    WHEREAS, the Company desires to amend the Plan to allow the purchase of options by tendering previously acquired shares by attestation;

    NOW THEREFORE, upon motion duly made, seconded and adopted it is

    RESOLVED, the Board of Directors of the Company hereby authorizes an amendment to the Plan, which shall be effective July 1, 1996. The Plan shall be amended by adding the following language at the end of paragraph 6(f), "The exchange of Common Stock of the Company previously acquired by the person may be tendered by attestation, provided the optionee makes the attestation in a form approved by the Committee"; and be it,

    FURTHER RESOLVED, that the appropriate officer or officers of the Company be, and each of them is hereby authorized and directed to execute and deliver such documents and take such other action as each of them may deem advisable to carry out the intent and purpose of the foregoing resolution.


                                                 /s/ Catherine H. Suttmeier
                                                     Secretary